UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

Iterum Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-38503	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 North Wall Quay
Dublin 1, Ireland		Not applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 1 6694820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 18, 2026, Iterum Therapeutics plc (the “Company”) held an extraordinary general meeting (the “EGM”), at which the Company’s shareholders voted on the following proposals, which are described in the Company’s definitive proxy statement relating to the EGM, filed with the Securities and Exchange Commission (the “SEC”) on January 2, 2026.

Proposal No. 1: Authorized Share Capital Increase. The shareholders did not approve an increase in the authorized share capital of the Company from $1,800,000 to $2,300,000 by the creation of an additional 50,000,000 ordinary shares. The results of the shareholders’ vote for the authorized share capital increase proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,841,845	17,872,597	107,794	*

Proposal No. 2: Directors’ Allotment Authority. The shareholders did not approve a proposal to grant the board of directors of the Company (the “Board of Directors”) an updated authority under Irish law to allot and issue shares, warrants, convertible instruments and options. The results of the shareholders’ vote for the directors’ allotment authority proposal were as follows:

For	Against	Abstain	Broker Non-Votes
13,050,107	17,595,857	176,272	*

Proposal No. 3: Pre-emption Rights Opt-out. The shareholders did not approve a proposal to grant the Board of Directors an updated authority under Irish law to issue shares (including rights to acquire shares) for cash without first offering those shares to existing shareholders under pre-emptive rights that would otherwise apply to the issuance. The results of the shareholders’ vote for the pre-emption rights opt-out proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,774,691	17,867,413	180,132	*

Proposal No. 4: Reverse Share Split. The shareholders did not approve a reverse share split (i.e., a consolidation of share capital under Irish law), whereby such number of authorized and unissued and authorized and issued shares in the capital of the Company as the Board of Directors may determine that is not less than 10 ordinary shares and not more than 15 ordinary shares be consolidated into one ordinary share of such nominal value as is proportionate to the determined consolidation ratio, which nominal value shall not be less than $0.10 each (nominal value) and not more than $0.15 each (nominal value), and the subsequent reduction in the nominal value of the ordinary shares in the authorized and unissued and authorized and issued share capital of the Company from the aforementioned nominal value (as reflects the share consolidation ratio chosen by the Board of Directors) to $0.01 each. The results of the shareholders’ vote for the reverse share split proposal were as follows:

For	Against	Abstain	Broker Non-Votes
13,904,954	16,689,179	195,638	*

* No broker non-votes arose in connection with Proposals 1 through 4 due to the fact each matter was considered "routine" under New York Stock Exchange rules.

Item 8.01. Other Events.

Following the results of the shareholder votes at the EGM, and as previously disclosed by the Company in its recent filings with the SEC, the Company is continuing to evaluate its corporate, strategic and financial alternatives. The results of the shareholder votes at the EGM restrict the Company’s ability to raise additional capital. Accordingly, the Company's operations, financial condition and ability to continue as a going concern are likely to be materially and adversely affected, which, as previously disclosed, increases the possibility of a wind-down of the Company’s operations and the possible commencement of a bankruptcy, liquidation, dissolution or similar proceeding or outcome in which shareholders would be very unlikely to receive any meaningful distribution or return on their investment.

The corporate, strategic and financial alternatives for the Company may include the licensing, sale or divestiture of the Company’s assets or proprietary technologies, or another strategic transaction involving the Company, the wind-down of the Company’s operations, or, in connection with those transactions or events or otherwise, the commencement of bankruptcy, liquidation, dissolution or other similar proceedings. The limited time and available resources of the Company constrain its ability to identify, evaluate and complete any strategic transaction. The Company’s evaluation of corporate, strategic and financial alternatives may not result in any particular action or transaction being pursued, entered into or consummated, and there is no assurance as to the timing, sequence or outcome of any action or transaction or series of actions or transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Date:	February 18, 2026	By:	/s/ Corey N. Fishman
Corey N. Fishman Chief Executive Officer